Exhibit 10.1

          The following current executive officers and directors have entered into Indemnification Agreements with the Company in the form filed herewith:

Executive Officers	Directors
Kenneth A. Grady	Jeffrey M. Boromisa
Stephen L. Gulis, Jr.	Alberto L. Grimoldi
Cheryl L. Johnson	David T. Kollat
Blake W. Krueger	Brenda J. Lauderback
Nicholas P. Ottenwess	Phillip D. Matthews
David P. Mehney
Timothy J. O'Donovan
Shirley D. Peterson
Michael A. Volkema

INDEMNIFICATION AGREEMENT

          This Indemnification Agreement is made as of the ___ day of _______ , 2007, by and between Wolverine World Wide, Inc., a Delaware Corporation (the "Corporation"), and __________________ ("Indemnitee"), a director and/or officer of the Corporation.

RECITAL

          It is essential that the Corporation retain and attract the most capable persons available as directors and officers. There has been a substantial increase in corporate litigation that subjects directors and officers to great personal financial risks. Directors' and officers' liability insurance, if available at all, is becoming increasingly expensive and contains many limitations, deductibles, and exclusions. It is now and has always been the express policy of the Corporation to indemnify and advance expenses to its directors and officers so as to provide them with the maximum possible protection permitted by law. In order to provide directors and officers with the maximum lawful protection, the Corporation has determined and agreed to enter into this Indemnification Agreement with Indemnitee.

          ACCORDINGLY, THE PARTIES AGREE AS FOLLOWS:

          Section 1.          Definitions. As used in this Agreement:

          (a)          "Expenses" shall mean all costs, expenses and obligations paid or incurred in connection with investigating, litigating, being a witness in, defending or participating in, or preparing to litigate, defend, be a witness in or participate in any matter that is the subject of a Proceeding (as defined below), including attorneys' and accountants' fees and court costs, and any expenses incurred in establishing a right to indemnification or payment of Expenses under this Agreement.

          (b)          "Proceeding" shall mean any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee may be or may have been involved as a party or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Corporation, or by reason of any action taken by Indemnitee or any inaction on Indemnitee's part while acting as a director, officer, employee, agent or fiduciary of the Corporation, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise.

          (c)          "Resolution Costs" shall include any amount paid in connection with a Proceeding and in satisfaction of a judgment, fine, penalty or any amount paid in settlement.

          Section 2.          Agreement to Serve. Indemnitee agrees to serve as a director and/or officer of the Corporation for so long as Indemnitee is duly elected or appointed or until the tender of Indemnitee's written resignation.

          Section 3.          Indemnification. The indemnification provided under this Agreement shall be as follows:

          (a)          The Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding. Additionally, in any Proceeding other than a Proceeding by or in the right of the Corporation, the Corporation shall indemnify Indemnitee against all Resolution Costs actually and reasonably incurred by Indemnitee in connection with such Proceeding. No indemnification shall be made under this subsection:

          (i)          With respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

          (ii)          On account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state, or local law;

          (iii)          On account of Indemnitee's conduct which is determined by a final judgment or other final adjudication to have been knowingly fraudulent, deliberately dishonest or willful misconduct;

          (iv)          On account of Indemnitee's conduct which by a final judgment or other final adjudication is determined to have been in bad faith, in opposition to best interests of the Corporation or produced an unlawful personal benefit;

          (v)          With respect to a criminal proceeding if the Indemnitee knew or reasonably should have known that Indemnitee's conduct was unlawful; or

          (vi)          If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

          (b)          In addition to any indemnification provided under Subsection 3(a) above, the Corporation shall indemnify Indemnitee against any Expenses or Resolution Costs incurred by Indemnitee, regardless of the nature of the Proceeding in which Expenses and/or Resolution Costs were incurred, if such Expenses or Resolution Costs would have been covered under the directors' and officers' liability insurance policies in effect on the effective date of this Agreement or any such insurance policies which become effective on any subsequent date.

          (c)          The Corporation shall provide Indemnitee with indemnification under Subsections 3(a) and 3(b) above, and otherwise under this Agreement, to the fullest extent allowed by law as presently or hereafter enacted or interpreted, against any Expenses and/or Resolution Costs incurred by Indemnitee in connection with any Proceeding. To the extent a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification, either by agreement or otherwise, than presently provided by law or this

Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

          (d)          Without limiting Indemnitee's right to indemnification under any other provision of this Agreement, the Corporation shall indemnify Indemnitee in accordance with the provisions of this subsection if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee was or is a director and/or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses actually and reasonably incurred by Indemnitee and any amounts paid by Indemnitee in settlement of such Proceeding, but only if Indemnitee acted in good faith in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged to be liable to the Corporation in the performance of his duty to the Corporation, unless and only to the extent that any court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such amounts as such court shall deem proper.

          (e)          Notwithstanding anything in this Agreement to the contrary, prior to a Change in Control (as hereafter defined), Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Corporation or any director, officer, employee, agent or fiduciary of the Corporation (in such capacity) unless the Corporation has joined in or consented to the initiation of such Proceeding.

          Section 4.          Payment of Expenses and Indemnification.

          (a)          Expenses incurred by the Indemnitee in advance of the final disposition of a Proceeding and subject to indemnification under Section 3 above shall be paid directly by the Corporation or reimbursed to the Indemnitee within two (2) days after the receipt by the Corporation of a written request of the Indemnitee providing that Indemnitee undertakes to repay any amount paid or advanced under this section to the extent that it is ultimately determined that Indemnitee is not entitled to such indemnification. Such request shall reasonably evidence the Expenses incurred by Indemnitee.

          (b)          Except as otherwise provided in Section 4(a) above, any indemnification under Section 3 above shall be made no later than thirty (30) days after receipt by the Corporation of the written request of Indemnitee, unless within said 30-day period the board of directors, by a majority vote of a quorum consisting of directors who are not parties to such Proceeding, determines that the Indemnitee is not entitled to the indemnification set forth in Section 3 or unless the board of directors refers the Indemnitee's indemnification request to independent legal counsel. In cases where there are no directors who are not parties to the Proceeding, the indemnification request shall be referred to independent legal counsel. If the indemnification request is referred to independent legal counsel, then Indemnitee shall be paid no later than forty-five (45) days after Indemnitee's initial request to the Corporation unless within that time independent legal counsel presents to the board of directors a written opinion stating in unconditional terms that indemnification is not allowed under Section 3 of this Agreement. The indemnification request shall include such documentation or information as is reasonably necessary for the determination as to whether Indemnitee is entitled to indemnification and as is reasonably available to Indemnitee. If a Change in Control (as defined in Section 5) occurs and results in individuals who were directors prior to the circumstances giving rise to the Change in Control ceasing for any reason to constitute a majority of the board of directors, the above determination, if any, shall be made by independent legal counsel and not the board of directors. The Corporation agrees to pay the reasonable fees of the independent legal counsel and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant thereto. If there has not been a Change in Control as defined in Section 5, independent legal counsel shall be selected by the board of directors or the executive committee of the board, and if there has been a Change in Control, the independent legal counsel shall be selected by Indemnitee. Upon making a request for indemnification, Indemnitee shall be presumed entitled to indemnification under this Agreement. If the board of directors or independent legal counsel shall fail to make the requested determination within the time frames specified in this subsection, a determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification. Any Expenses incurred by Indemnitee in connection with a request for indemnification or payment of Expenses under this Agreement, or under any other agreement, any provision of the Certificate of Incorporation or the Bylaws, or any directors' and officers' liability insurance, shall be borne by the Corporation.

          (c)          The right to indemnification and payment of Expenses as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not permitted by this Agreement shall be on the Corporation or on the person challenging the indemnification. Neither the failure of the Corporation, including its board of directors, to have made a determination prior to the commencement of any Proceeding that indemnification is proper, nor an actual determination by the Corporation, including its board of directors or independent legal counsel, that indemnification is not proper, shall bar the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement. If the board of directors or independent legal counsel determines in accordance with Section 4(b) above that Indemnitee would not be permitted to be indemnified in whole or in part, if payment is not timely made following a determination of entitlement to indemnification pursuant to Section 4(b) above, or if Expenses are not paid pursuant to Section 4(a) above, Indemnitee shall have the right to commence litigation in any court in the states of Michigan or Delaware having subject matter jurisdiction thereof and in which venue is proper seeking a determination of entitlement to indemnification or payment of Expenses by the court, and the Corporation hereby consents to service of process and to appear in any such proceeding. Expenses incurred by Indemnitee in connection with successfully establishing Indemnitee's right to indemnification, or to the payment of Expenses under Section 4(a) above, in whole or in part, shall also be reimbursed by the Corporation.

          Section 5.          Establishment of Trust. In the event of a Potential Change in Control of the Corporation, as hereafter defined, the Corporation shall, upon written request by Indemnitee, create a trust for the benefit of the Indemnitee and from time to time upon written request of Indemnitee shall fund such trust in an amount sufficient to satisfy any and all Expenses or

Resolution Costs that may properly be subject to indemnification under Section 3 above anticipated at the time of each such request. The amount or amounts to be deposited in the trust pursuant to this funding obligation shall be determined by a majority vote of a quorum consisting of directors who are not parties to such Proceeding, the executive committee of the board of directors or the President of the Corporation. If all such individuals are parties to the Proceeding, the amount or amounts to be deposited in the trust shall be determined by independent legal counsel. The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (ii) the trustee shall advance, within two (2) business days of a request by the Indemnitee, any amount properly payable to Indemnitee under Section 4(a) of this Agreement, (iii) the trust shall continue to be funded by the Corporation in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to the Corporation upon a final determination by a court of competent jurisdiction that the Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by the Indemnitee and shall be a national or state bank having a combined capital and surplus of not less than $50,000,000. Nothing in this section shall relieve the Corporation of any of its obligations under this Agreement. At the time of each draw from the trust fund for the purpose of paying any amount properly payable under Section 4(a) above, the Indemnitee shall provide the trustee with a written request providing that Indemnitee undertakes to repay such amount to the extent that it is ultimately determined that Indemnitee is not entitled to such indemnification. Any funds, including interest or investment earnings thereon, remaining in the trust fund shall revert and be paid to the Corporation if (i) a Change in Control has not occurred, and (ii) if the executive committee of the board of directors or the Chairman or Chief Executive Officer of the Corporation determines that the circumstances giving rise to that particular funding of the trust no longer exists.

          For purposes of this section, a "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Corporation representing 20% or more of the total voting power represented by the Corporation's then outstanding voting securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Corporation and any new director whose election by the board of directors or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the

Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

          For purpose of this section, a "Potential Change in Control" shall be deemed to have occurred if (i) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, or (ii) any person (including the Corporation) publicly announces an intention to take or to consider taking actions which once consummated would constitute a Change in Control, or (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, who is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 9.5% or more of the combined voting power of the Corporation's then outstanding voting securities, increases such person's beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof, or (iv) the board of directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          Section 6.          Partial Indemnification; Successful Defense. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses or Resolution Costs actually and reasonably incurred by Indemnitee but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses or Resolution Costs to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all claims relating in whole or in part to a Proceeding or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

          Section 7.          Consent. Unless and until a Change in Control (as defined in Section 5) has occurred, the Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Corporation's written consent. The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold their consent to any proposed settlement.

          Section 8.          Severability. If this Agreement or any portion thereof (including any provision within a single section, subsection or sentence) shall be held to be invalid, void or otherwise unenforceable on any ground by any court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the Corporation shall nevertheless indemnify Indemnitee as to any Expenses or Resolution Costs with respect to any Proceeding, and shall pay Expenses incurred by Indemnitee with respect to any Proceeding and subject to indemnification under Section 3 above, to the full extent permitted by law or any applicable portion of this Agreement that shall not have been invalidated, declared void or otherwise held to be unenforceable.

          Section 9.          Rights Hereunder Not Exclusive. The indemnification and payment of Expenses provided by this Agreement shall be in addition to any other rights to which Indemnitee may be entitled under the Certificate of Incorporation, the Bylaws, any agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise, both as to actions in Indemnitee's official capacity and as to actions in another capacity while holding such office.

          Section 10.          No Presumption. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

          Section 11.          Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation to effectively bring suit to enforce such rights.

          Section 12.          No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise payable hereunder.

          Section 13.          Notice and Defense of Claims. Indemnitee shall, as a condition precedent to his right to be indemnified or paid Expenses under this Agreement, give to the Corporation notice in writing as soon as practicable of any claim for which indemnification or payment of Expenses will or could be sought under this Agreement; but the omission so to notify the Corporation shall not relieve the Corporation from any liability that it may have to Indemnitee. Notice to the Corporation shall be directed to Wolverine World Wide, Inc., 9341 Courtland Drive, Rockford, Michigan 49351, Attention: General Counsel. Notice shall be deemed received three (3) days after the date postmarked if sent by prepaid mail properly addressed. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and shall be within Indemnitee's power to give. Notwithstanding any other provision of this Agreement, with respect to any Proceeding of which Indemnitee gives notice to the Corporation:

          (a)          The Corporation shall be entitled to participate in the Proceeding at its own expense; and

          (b)          Except as otherwise provided in this section, to the extent that it may wish, the Corporation, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense of the Proceeding, with counsel satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense of the Proceeding, the Corporation shall not be liable to Indemnitee under this Agreement for any expenses of counsel subsequently incurred by Indemnitee in connection with the defense thereof except as otherwise provided below. Indemnitee shall have the right to employ Indemnitee's own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not within sixty (60) calendar days of receipt of notice from Indemnitee in fact have employed counsel to assume the defense of the action, in each of which cases the fees and expenses of Indemnitee's counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or in the right of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above.

          Section 14.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

          Section 15.          Continuation of Rights. The rights provided to Indemnitee under this Agreement, including the right provided under Subsection 4(a) above, shall continue after Indemnitee has ceased to be a director, officer, employee, agent or fiduciary of the Corporation or any other corporation, partnership, joint venture, trust or other enterprise in which Indemnitee served in any such capacity at the request of the Corporation.

          Section 16.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation, spouses, heirs, and personal and legal representatives.

          Section 17.          Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effects to the principles of conflicts of laws.

          Section 18.          Liability Insurance. To the extent the Corporation maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any officer, employee, agent or fiduciary of the Corporation.

          Section 19.          Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation or any affiliate of the Corporation against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Corporation or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

          Section 20.          Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Corporation and Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement.

WOLVERINE WORLD WIDE, INC.

By:

Its:

INDEMNITEE